Exhibit 99.11

Unaudited Pro Forma Consolidated Financial Statements

On January 5, 2022, U.S. Energy Corp. (“we”, “us”, “U.S. Energy” or the “Company”) closed the acquisitions (the “Closing”) contemplated by those certain three separate Purchase and Sale Agreements (as amended to date, the “Purchase Agreements”), previously entered into by the Company on October 4, 2021, with each of (a) Lubbock Energy Partners LLC (“Lubbock”); (b) Banner Oil & Gas, LLC (“Banner”), Woodford Petroleum, LLC (“Woodford”) and Llano Energy LLC (“Llano”, and together with Banner and Woodford, collectively, “Sage Road”), and (c) Synergy Offshore LLC (“Synergy”, and collectively with Lubbock and Sage Road, the “Sellers”). Pursuant to the Purchase Agreements, U.S. Energy acquired certain oil and gas properties from the Sellers, representing a diversified, conventional portfolio of operated, producing, oil-weighted assets located across the Rockies, West Texas, Eagle Ford, and Mid-Continent. The acquisition also included certain wells, contracts, technical data, records, personal property and hydrocarbons associated with the acquired assets (collectively with the oil and gas properties acquired, the “Acquired Assets”).

The following unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of U.S. Energy Corp. as of September 30, 2021 with the historical balance sheets of Lubbock, Synergy and Sage Road, as of September 30, 2021, giving effect to the closing of the Purchase Agreements, on a pro forma basis as if they had been completed on September 30, 2021. The unaudited pro forma condensed combined statements of operations below for the year ended December 31, 2020 and the nine months ended September 30, 2021, both give effect to the Acquisitions (defined below) as if they had occurred on January 1, 2020.

The following unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of U.S. Energy, Lubbock, Synergy, Banner, Woodford and Llano and has been adjusted to reflect the following:

●	U.S. Energy’s acquisition of substantially all of Lubbock’s oil and gas properties (the “Lubbock Acquisition”) for aggregate consideration of approximately $21.4 million, based on the closing price of a share of the Company’s common stock on January 5, 2022 (the “closing date”), consisting of (i) $125,000 of cash (the “Lubbock Unadjusted Cash Purchase Price”) and (ii) 6,568,828 unregistered shares of the Company’s common stock (the “Lubbock Unadjusted Equity Consideration”). The Lubbock Unadjusted Cash Purchase Price is subject to certain customary closing adjustments set forth in the Lubbock purchase agreement.

●	U.S. Energy’s acquisition of substantially all of Synergy’s oil and gas properties (the “Synergy Acquisition”) for aggregate consideration of approximately $21.4 million, based on the closing price of a share of the Company’s common stock on the closing date, consisting of (i) $125,000 of cash (the “Synergy Unadjusted Cash Purchase Price”) and (ii) 6,546,384 unregistered shares of the Company’s common stock (the “Synergy Unadjusted Equity Consideration”). The Synergy Unadjusted Cash Purchase Price is subject to certain customary closing adjustments set forth in the Synergy purchase agreement.

●	U.S. Energy’s acquisition of certain of Sage Road’s oil and gas properties (the “Sage Road Acquisition” and, together with the Lubbock Acquisition and the Synergy Acquisition, the “Acquisitions”) for aggregate consideration of approximately $26.4 million, based on the closing price of a share of the Company’s common stock on January 5, 2022 (the preliminary valuation date), consisting of (i) $1.0 million of cash (the “Sage Road Unadjusted Cash Purchase Price”), (ii) 6,790,524 unregistered shares of the Company’s common stock (the “Sage Road Unadjusted Equity Consideration”), (iii) the assumption of $3.3 million of debt, and (iv) the novation of derivative contracts in a liability position of $3.1 million. The Sage Road Unadjusted Cash Purchase Price is subject to certain customary closing adjustments set forth in the Sage Road purchase agreement.

Certain of Lubbock’s, Synergy’s and Sage Road’s historical amounts have been reclassified to conform to the financial statement presentation of U.S. Energy. Additionally, adjustments have been made to Lubbock’s, Synergy’s and Sage Road’s historical financial information to remove certain assets and liabilities retained by Lubbock, Synergy and Sage Road, respectively.

The assets, liabilities and results of operations presented herein as relating to the Acquired Assets were derived from the historical financial statements of the Acquired Assets included in this Current Report on Form 8-K/A (the “Current Report”).

The unaudited pro forma condensed consolidated financial statement data should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of the Company for the three and nine months ended September 30, 2021 and 2020 (unaudited), included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission on November 12, 2021 and the years ended December 31, 2020 and 2019, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 26, 2021; and the unaudited financial statements of the Sellers for the three and nine months ended September 30, 2021 and 2020 and the audited financial statements of the Sellers for the years ended December 31, 2020 and 2019, each included in this Current Report.

The pro forma financial information has been prepared based on information currently available to us, using assumptions that our management believes are reasonable. The pro forma financial information does not purport to represent the actual results of operations that would have occurred if the Acquisitions had taken place on the dates specified. The pro forma financial information is not necessarily indicative of the results of operations that may be achieved in the future. The pro forma financial information includes certain reclassifications to conform the historical results of operations of the Acquired Assets to our results of operations. The unaudited pro forma financial information is presented for informational purposes only. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The pro forma adjustments are based on preliminary estimates, available information, and certain assumptions, all as more fully described in the notes to the unaudited pro forma financial statements.

U.S. Energy Corp.

Pro Forma Condensed Combined Balance Sheet

As of September 30, 2021

(Unaudited)

	Historical						Transaction Accounting Adjustments
	U.S. Energy - As Reported	Lubbock - As Reported	Synergy - As Reported	Banner - As Reported	Llano - As Reported	Woodford - As Reported	Reclassifications & Eliminations		Acquisition		Pro Forma Combined
(in thousands)
Current assets:
Cash and equivalents	$6,955	$135	$2,073	$219	$261	$1	$(2,689	)(a)	$(2,214	)(d)	$3,441
									(1,300	)(d)
Accounts receivable:
Oil and natural gas sales receivable	1,084	730	927	1,230	203	31	(3,121	)(a)	-		1,084
Joint interest billings	-	-	-	183	-	-	(183	)(a)	-		-
Marketable equity securities	248	-	-	-	-	-	-		-		248
Prepaid and other current assets	282	27	161	453	-	-	(641	)(a)	-		282
Real estate assets held for sale, net of selling costs	250	-	-	-	-	-	-		-		250
Receivable from related parties	-	38	-	-	-	-	(38	)(a)	-		-

Total current assets	8,819	930	3,161	2,085	464	32	(6,672)		(3,514)		5,305

Oil and natural gas properties under full cost method:
Unevaluated properties	1,698	-	-	-	-	-	4,555	(b)	-		1,698
							(4,555	)(a)
Evaluated properties	94,843	17,281	-	114,646	-	5,420	39,496	(b)	(64,291	)(e)	182,327
							(82,306	)(a)	57,238	(d)
Less accumulated depletion and impairment	(88,063)	(9,706)	-	(83,981)	-	(3,782)	(27,594	)(c)	64,291	(e)	(88,063)
							60,772	(a)

Net oil and natural gas properties under full cost method	8,478	7,575	-	30,665	-	1,638	(9,632)		57,238		95,962

Oil and natural gas properties under successful efforts method, net	-	-	12,272	-	4,185	-	(16,457	)(b)	-		-
Property and equipment, net	117	-	-	107	60	-	(167	)(a)	-		117
Right of use asset	143	-	-	-	-	-	-		-		143
Other assets	40	-	-	384	-	-	(384	)(a)	-		40

Total assets	$17,597	$8,505	$15,433	$33,241	$4,709	$1,670	$(33,312)		$53,724		$101,567

Current liabilities:
Accounts payable and accrued liabilities	$734	$320	$1,525	$2,191	$99	$5	$(2,692	)(a)	$-		$2,182
Accrued compensation and benefits	269	-	-	-	-	-	-		-		269
Commodity derivative	116	-	-	2,897	-	-	-		-		3,013
Insurance premium note payable	101	-	-	-	-	-	-		-		101
Current lease obligation	110	-	-	-	-	-	-		-		110
Warrant liability	93	-	-	-	-	-	-		-		93
Current portion of notes payable	-	-	-	5	-	-	(5	)(a)	-		-
Payable to related parties	-	233	-	-	-	9	(242	)(a)	-		-

Total current liabilities	1,423	553	1,525	5,093	99	14	(2,939)		-		5,768

Noncurrent liabilities:
Asset retirement obligations	1,441	3,798	15,499	4,298	301	78	(2,064	)(a)	(11,184	)(d)	12,167
Long-term debt	-	-	-	3,330	156	151	-		(301	)(d)	3,336
Non current derivative obligation	-	-	-	869	-	-	-		-		869
Long-term lease obligation, net of current portion	49	-	-	-	-	-	-		-		49
Other noncurrent liabilities	6	-	-	-	-	-	-		-		6
			0
Total noncurrent liabilities	1,496	3,798	15,499	8,497	457	229	(2,064)		(11,485)		16,427

Total liabilities	2,919	4,351	17,024	13,590	556	243	(5,003)		(11,485)		22,195

Shareholders’ equity:
Common stock	47	-	-	-	-	-	-		199	(d)	246
Additional paid-in capital	149,037	-	-	-	-	-	-		64,495	(d)	213,532
Accumulated deficit	(134,406)	-	-	-	-	-	-		-		(134,406)
Members’ equity	-	4,154	(1,591)	19,651	4,153	1,427	(28,309	)(a)	515	(f)	-

Total shareholders’ equity	14,678	4,154	(1,591)	19,651	4,153	1,427	(28,309)		65,209		79,372

Total liabilities and shareholders’ equity	$17,597	$8,505	$15,433	$33,241	$4,709	$1,670	$(33,312)		$53,724		$101,567

See notes to unaudited pro forma condensed combined financial information.

U.S. Energy Corp.

Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2021

(Unaudited)

	Historical						Transaction Accounting Adjustments
	U.S. Energy - As Reported	Lubbock - As Reported	Synergy - As Reported	Banner - As Reported	Llano - As Reported	Woodford - As Reported	Reclassifications & Eliminations		Acquisition		Pro Forma Combined
(in thousands)
Revenue:
Oil	$4,232	$-	$-	$6,613	$-	$-	$(2,970	)(a)	$-		$20,421
							12,546	(b)
Natural gas and liquids	419	-	-	1,704	-	-	(1	)(a)	-		3,096
							974	(b)
Oil and gas	-	6,092	6,009	-	1,083	336	(13,520	)(b)	-		-

Total revenue	4,651	6,092	6,009	8,317	1,083	336	(2,971)		-		23,517
Operating expenses:
Oil and natural gas operations:
Lease operating expense	1,631	1,977	2,458	4,670	546	94	(2,353	)(a)	-		9,023
Production taxes	343	340	428	510	92	21	(218	)(a)	-		1,516
Depreciation, depletion, accretion and amortization	415	1,254	1,139	1,545	2,419	186	(1,034	)(a)	(2,362	)(c)	3,562
General and administrative - related parties	-	220	-	-	-	-	(220	)(a)	-		-
General and administrative	2,233	311	1,568	1,150	214	255	(1,619	)(a)	-		4,112
Exploration expense	-	-	-	-	14	-	(14	)(a)	-		-

Total operating expenses	4,622	4,102	5,593	7,875	3,285	556	(5,458)		(2,362)		18,213

Operating income (loss)	29	1,990	416	442	(2,202)	(220)	2,487		2,362		5,304

Other income (expense):
Loss and impairment on real estate held for sale	(141)	-	-	-	-	-	-		-		(141)
Commodity derivative loss, net	(235)	-	-	(5,002)	-	-	-		-		(5,237)
Gain on marketable equity securities	67	-	-	-	-	-	-		-		67
Warrant revaluation gain	2	-	-	-	-	-	-		-		2
Rental and other gain (loss), net	8	-	-	(16)	-	-	16	(a)	-		8
Other income (loss), net	39	-	421	316	-	-	(737	)(a)	-		39
Interest expense, net	(57)	-	-	(106)	-	-	-		-		(163)

Total other (expense) income	(317)	-	421	(4,808)	-	-	(721)		-		(5,425)

Income (loss) before income taxes	(288)	1,990	837	(4,366)	(2,202)	(220)	1,766		2,362		(121)

Income tax expense	-	-	-	-	-	-	-		-		-

Net income (loss) applicable to common shareholders	$(288)	$1,990	$837	$(4,366)	$(2,202)	$(220)	$1,766		$2,362		$(121)

Basic and diluted weighted average shares outstanding	4,430								19,906	(d)	24,336
Basic and diluted net income (loss) per share	$(0.07)										$(0.00)

See notes to unaudited pro forma condensed combined financial information.

U.S. Energy Corp.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(Unaudited)

	Historical						Transaction Accounting Adjustments
	U.S. Energy - As Reported	Lubbock - As Reported	Synergy - As Reported	Banner - As Reported	Llano - As Reported	Woodford - As Reported	Reclassifications & Eliminations		Acquisition		Pro Forma Combined
(in thousands)
Revenue:
Oil	$2,127	$-	$-	$3,539	$-	$-	$(2,190	)(a)	$-		$11,262
							7,786	(b)
Natural gas and liquids	203	-	-	458	-	-	(4	)(a)	-		872
							215	(b)
Oil and gas	-	1,771	4,582	-	1,247	401	(8,001	)(b)	-		-
Other	-	-	-	-	39	-	(39	)(a)	-		-

Total revenue	2,330	1,771	4,582	3,997	1,286	401	(2,233)		-		12,134
Operating expenses:
Oil and natural gas operations:
Lease operating expense	1,535	1,087	3,194	3,569	673	131	(2,365	)(a)	-		7,824
Production taxes	168	107	95	156	105	25	(161	)(a)	-		495
Depreciation, depletion, accretion and amortization	407	580	1,777	1,571	2,834	249	(1,317	)(a)	(231	)(c)	5,870
Impairment of oil and natural gas properties	2,943	2,406	369	9,111	-	907	(6,284	)(a)	36,314	(d)	45,766
General and administrative - related parties	-	182	-	-	-	-	(182	)(a)	-		-
General and administrative	-	70	1,978	1,481	415	640	(2,536	)(a)	-		2,048
Compensation and benefits	1,141	-	-	-	-	-	-		-		1,141
Professional fees, insurance and other	1,506	-	-	-	-	-	-		-		1,506
Exploration expense	-	-	-	-	1,910	-	(1,910	)(a)	-		-

Total operating expenses	7,700	4,432	7,413	15,888	5,937	1,952	(14,755)		36,083		64,650

Operating loss	(5,370)	(2,661)	(2,831)	(11,891)	(4,651)	(1,551)	12,522		(36,083)		(52,516)

Other income (expense):
Loss on real estate held for sale	(1,054)	-	-	-	-	-	-		-		(1,054)
Derivative loss	-	-	-	(284)	-	-	-		-		(284)
Gain (loss) on marketable equity securities	(81)	-	-	-	-	-	-		-		(81)
Warrant revaluation loss	(23)	-	-	-	-	-	-		-		(23)
Rental and other gain (loss), net	(27)	-	-	(34)	-	-	34	(a)	-		(27)
Recovery of deposit	75	-	-	-	-	-	-		-		75
Other income	13	-	397	133	-	-	(530	)(a)	-		13
Interest expense, net	(14)	-	-	(373)	-	-	-		-		(387)

Total other (expense) income	(1,111)	-	397	(558)	-	-	(496)		-		(1,768)

Loss before income taxes	(6,481)	(2,661)	(2,434)	(12,449)	(4,651)	(1,551)	12,026		(36,083)		(54,284)

Income tax benefit (expense)	42	(6)	-	-	-	-	-		-		36

Net loss	$(6,439)	$(2,667)	$(2,434)	$(12,449)	$(4,651)	$(1,551)	$12,026		$(36,083)		$(54,248)

Preferred stock dividends	20	-	-	-	-	-	-		-		20

Net loss applicable to common shareholders	$(6,419)	$(2,667)	(2,434)	(12,449)	(4,651)	(1,551)	12,026		(36,083)		$(54,228)

Basic and diluted weighted average shares outstanding	1,628								19,906	(e)	21,534
Basic and diluted net loss per share	$(3.94)										$(2.52)

See notes to unaudited pro forma condensed combined financial information.

U.S. Energy Corp.

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

Note 1. Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021

Reclassification & Elimination Adjustments

The following adjustments have been made to the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2021 to reclassify certain of Lubbock’s, Synergy’s and Sage Road’s historical amounts to conform to the historical presentation of U.S. Energy and to eliminate certain assets and liabilities retained by Lubbock, Synergy and Sage Road:

a)	Represents the elimination of certain assets and liabilities retained by Lubbock, Synergy and Sage Road.
b)	Represents a reclassification of $14.4 million and $1.6 million from Llano’s oil and natural gas properties under the successful efforts method of accounting to evaluated and unevaluated properties under the full cost method of accounting, respectively, and a reclassification of $25.1 million and $3.0 million from Synergy’s oil and natural gas properties under the successful efforts method of accounting to evaluated and unevaluated properties under the full cost method of accounting, respectively.
c)	Represents a reclassification of $11.8 million and $15.8 million from Llano’s and Synergy’s accumulated depreciation, depletion, amortization and impairment under the successful efforts method of accounting, respectively, to accumulated depletion and impairment under the full cost method of accounting.

Transaction Accounting Adjustments

The Acquisitions will be accounted for as a single transaction because they were entered into at the same time and in contemplation of one another and form a single transaction designed to achieve an overall economic effect. The Acquisitions were accounted for as an asset acquisition as substantially all of the gross assets acquired are concentrated in a group of similar identifiable assets. The consideration paid was allocated to the individual assets acquired and liabilities assumed based on their relative fair values. All transaction costs associated with the Acquisitions was capitalized. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of January 5, 2022 using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operation may materially differ from the pro forma amounts included herein. The Company expects to finalize its allocation of the purchase consideration as soon as practicable.

The preliminary allocation of the estimated purchase price to the assets acquired and liabilities assumed is as follows:

Preliminary Allocation
(in thousands)
Estimated consideration:
Cash (including preliminary closing adjustments of $964,000)	$2,214
Common stock	64,694
Transaction costs	1,300

Total estimated consideration	$68,208
Preliminary allocation to assets acquired:
Evaluated properties acquired as of September 30, 2021	$87,484
Preliminary allocation to liabilities assumed:
Accrued liabilities	$1,448
Long-term debt	3,336
Commodity derivative	3,766
Asset retirement obligations	10,726
Total preliminary allocation to liabilities assumed as of September 30, 2021	$19,276

The following adjustments have been made to the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2021 to reflect the Acquisitions:

d)	Represents the allocation of the estimated fair value of consideration transferred of $2.2 million of cash (including preliminary closing adjustments of $964,000), $64.7 million of common stock (based on the closing price of U.S. Energy’s common stock as of January 5, 2022) and $1.3 million of estimated transaction costs to the assets acquired and liabilities assumed in the following allocation adjustments:

●	$57.2 million increase in Lubbock’s, Synergy’s and Sage Road’s book basis of property, plant and equipment to reflect them at allocated value,
●	$11.2 million decrease in historical asset retirement obligations to reflect them at fair value, and
●	$0.3 million decrease in long-term debt to reflect the amount assumed from Sage Road.

e)	Reflects the elimination of Lubbock’s, Synergy’s and Sage Road’s historical accumulated depreciation and impairment balances against gross properties and equipment.
f)	Reflects the elimination of Lubbock’s, Synergy’s and Sage Road’s historical equity balances.

U.S. Energy will recognize deferred tax assets and liabilities for the future tax consequences attributable to temporary differences between historical cost basis and tax basis of the assets acquired and liabilities assumed in accordance with ASC 740, Income Taxes (“ASC 740”). Based on estimates of the temporary differences, a net deferred tax asset of approximately $2.7 million will be offset by a full valuation allowance. The full valuation allowance was established based on the Company’s assessment of the significant uncertainty that exists with respect to the future realization of the deferred tax asset in accordance with ASC 740, and as a result, there are no deferred tax assets or deferred tax liabilities reflected in the pro forma balance sheet as of September 30, 2021.

Note 2. Unaudited Pro Forma Condensed Combined Statements of Operations

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2021

The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 to reflect the Acquisitions:

a)	Represents adjustments to eliminate the effects of assets and liabilities retained by Lubbock, Synergy and Sage Road and not associated with the oil and natural gas properties acquired.
b)	Represents a reclassification of $12.5 million and $1.0 million to oil revenue and natural gas and liquids revenue, respectively, from Lubbock’s, Synergy’s, Llano’s, and Woodford’s oil and gas revenue to conform to U.S. Energy’s presentation.
c)	Reflects adjustment to depreciation, depletion, accretion and amortization expense resulting from the change in basis of property, plant and equipment acquired and the asset retirement obligations assumed.
d)	Reflects 19.9 million shares of U.S. Energy common stock issued to Lubbock, Synergy and Sage Road as a portion of the consideration for the Acquisitions.

The Company has not reflected any estimated tax benefit related to the Acquisitions in the accompanying unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 because the Company historically maintains a valuation allowance against any potential deferred tax assets.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020

The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 to reflect the Acquisitions:

a)	Represents adjustments to eliminate the effects of assets and liabilities retained by Lubbock, Synergy and Sage Road and not associated with the oil and natural gas properties acquired.
b)	Represents a reclassification of $7.8 million and $0.2 million to oil revenue and natural gas and liquids revenue, respectively, from Lubbock’s, Synergy’s, Llano’s, and Woodford’s oil and gas revenue to conform to U.S. Energy’s presentation.
c)	Reflects adjustment to depreciation, depletion, accretion and amortization expense resulting from the change in basis of property, plant and equipment acquired and the asset retirement obligations assumed.
d)	Reflects adjustment to impairment expense resulting from the application of the ceiling test pursuant to the rules governing full cost accounting and due to the change from Synergy’s and Llano’s historical accounting under successful efforts to conform to U.S. Energy’s presentation under full cost. The ceiling test takes into account the change in basis of the oil and gas properties acquired and reserves and historical prices determined using SEC guidelines at the time of each historical ceiling test.
e)	Reflects 19.9 million shares of U.S. Energy common stock issued to Lubbock, Synergy and Sage Road as a portion of the consideration for the Acquisitions.

The Company has not reflected any estimated tax benefit related to the Acquisitions in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, because the Company historically maintains a valuation allowance against any potential deferred tax assets.

Note 3. Supplemental Pro Forma Oil and Gas Information

The following tables present the estimated pro forma combined net proved developed and undeveloped oil and natural gas reserves as of December 31, 2020 for U.S. Energy, Lubbock, Synergy and Sage Road, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2020. The pro forma reserve information set forth below gives effect to the Acquisitions as if they had been completed on January 1, 2020.

	Oil
	(Barrels)

	Historical
	U.S. Energy - As Reported	Lubbock - As Reported	Synergy - As Reported	Banner - As Reported	Llano - As Reported	Woodford - As Reported	Eliminations	Pro Forma Combined

Proved developed and undeveloped reserves:
Balance as of January 1, 2020	807,505	428,857	2,515,921	9,457,416	444,199	163,890	(8,880,229)	4,937,559
Revisions of previous estimates	(248,770)	(285,151)	(151,429)	(4,405,958)	(169,613)	1,156	4,790,969	(468,796)
Discoveries and extensions	-	-	-	-	-	-	-	-
Purchases of minerals in place	477,479	1,653,051	-	454,638	-	-	(747,765)	1,837,403
Sale of minerals in place	-	-	-	(9,413)	-	-	-	(9,413)
Production	(60,469)	(37,629)	(140,056)	(105,521)	(30,778)	(10,886)	66,495	(318,844)

Balance as of December 31, 2020	975,745	1,759,128	2,224,436	5,391,162	243,808	154,160	(4,770,530)	5,977,909

Proved developed reserves:
Balance as of January 1, 2020	807,505	176,976	2,515,921	2,326,282	253,514	82,980	(1,225,619)	4,937,559
Balance as of December 31, 2020	975,745	1,011,363	2,224,436	2,164,010	155,919	70,650	(624,214)	5,977,909

Proved undeveloped reserves:
Balance as of January 1, 2020	-	251,881	-	7,131,134	190,685	80,910	(7,654,610)	-
Balance as of December 31, 2020	-	747,765	-	3,227,152	87,889	83,510	(4,146,316)	-

	Gas
	(Thousands of Cubic Feet Equivalent) (1)

	Historical
	U.S. Energy - As Reported	Lubbock - As Reported	Synergy - As Reported	Banner - As Reported	Llano - As Reported	Woodford - As Reported	Eliminations	Pro Forma Combined

Proved developed and undeveloped reserves:
Balance as of January 1, 2020	1,129,258	1,254,270	416,021	594,180	93,980	51,020	(1,171,696)	2,367,033
Revisions of previous estimates	(22,895)	(1,027,090)	(141,984)	(26,705)	(18,189)	(6,649)	1,115,974	(127,538)
Discoveries and extensions	-	-	-	-	-	-	-	-
Purchases of minerals in place	686,670	943,499	-	3,564,661	-	-	(511,411)	4,683,419
Sale of minerals in place	-	-	-	-	-	-	-	-
Production	(116,085)	(54,405)	(43,366)	(191,231)	(7,758)	(1,761)	1,619	(412,987)

Balance as of December 31, 2020	1,676,948	1,116,274	230,671	3,940,905	68,033	42,610	(565,514)	6,509,927

Proved developed reserves:
Balance as of January 1, 2020	1,129,258	175,454	416,021	594,180	93,980	10,800	(52,660)	2,367,033
Balance as of December 31, 2020	1,676,948	604,863	230,671	3,940,905	68,033	3,250	(14,743)	6,509,927

Proved undeveloped reserves:
Balance as of January 1, 2020	-	1,078,816	-	-	-	40,220	(1,119,036)	-
Balance as of December 31, 2020	-	511,411	-	-	-	39,360	(550,771)	-

(1)	Thousands of cubic feet equivalent consist of natural gas reserves in thousands of cubic feet plus NGLs converted to thousands of cubic feet using a factor of 6 thousands of cubic feet for each barrel of NGL.

	Total Equivalent Reserves
	(Barrels)
	Historical
	U.S. Energy - As Reported	Lubbock - As Reported	Synergy - As Reported	Banner - As Reported	Llano - As Reported	Woodford - As Reported	Eliminations	Pro Forma Combined

Proved developed and undeveloped reserves:
Balance as of January 1, 2020	995,715	637,902	2,585,258	9,556,446	459,862	172,393	(9,075,512)	5,332,064
Revisions of previous estimates	(252,586)	(456,333)	(175,093)	(4,410,409)	(172,645)	48	4,976,965	(490,053)
Discoveries and extensions	-	-	-	-	-	-	-	-
Purchases of minerals in place	591,924	1,810,301	-	1,048,748	-	-	(833,000)	2,617,973
Sale of minerals in place	-	-	-	(9,413)	-	-	-	(9,413)
Production	(79,817)	(46,697)	(147,284)	(137,393)	(32,071)	(11,180)	66,765	(387,677)

Balance as of December 31, 2020	1,255,236	1,945,173	2,262,881	6,047,979	255,146	161,261	(4,864,782)	7,062,894

Proved developed reserves:
Balance as of January 1, 2020	995,715	206,218	2,585,258	2,425,312	269,177	84,780	(1,234,396)	5,332,064
Balance as of December 31, 2020	1,255,236	1,112,173	2,262,881	2,820,827	167,257	71,191	(626,671)	7,062,894

Proved undeveloped reserves:
Balance as of January 1, 2020	-	431,684	-	7,131,134	190,685	87,613	(7,841,116)	-
Balance as of December 31, 2020	-	833,000	-	3,227,152	87,889	90,070	(4,238,111)	-

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2020 is as follows:

	Historical
	U.S. Energy - As Reported	Lubbock - As Reported	Synergy - As Reported	Banner - As Reported	Llano - As Reported	Woodford - As Reported	Eliminations	Acquisition	Pro Forma Combined
(in thousands)
Future cash inflows	$39,090	$68,502	$70,447	$195,780	$9,118	$6,023	$(167,610)	$-	$221,350
Future cash outflows:
Production costs	(24,189)	(28,459)	(42,094)	(107,110)	(4,364)	(2,619)	79,506	-	(129,329)
Development costs	(302)	(13,134)	-	(21,281)	(1,332)	(817)	34,993	-	(1,873)
Income taxes	(142)	-	-	-	-	-	-	(19,001)	(19,143)
Future net cash flows	14,457	26,909	28,353	67,389	3,422	2,587	(53,111)	(19,001)	71,005
10% annual discount factor	(5,871)	(13,104)	(16,744)	(41,333)	(1,558)	(770)	35,570	9,024	(34,786)

Standardized measure of discounted future net cash flows	$8,586	$13,805	$11,609	$26,056	$1,864	$1,817	$(17,541)	$(9,977)	$36,219

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2020 are as follows:

	Historical
	U.S. Energy - As Reported	Lubbock - As Reported	Synergy - As Reported	Banner - As Reported	Llano - As Reported	Woodford - As Reported	Eliminations	Acquisition	Pro Forma Combined
(in thousands)
Standardized measure, beginning of year	$10,348	$3,468	$18,006	$68,855	$5,953	$2,842	$(62,841)	$-	$46,631
Sales of oil and natural gas, net of production costs	(627)	(577)	(1,293)	(272)	(469)	(245)	(151)	-	(3,634)
Net changes in prices and production costs	(8,487)	(1,071)	(4,607)	(48,189)	(3,491)	(1,188)	48,407	-	(18,626)
Changes in estimated future development costs	(302)	-	-	25,352	1,387	20	(26,823)	-	(366)
Extensions and discoveries	-	-	-	-	-	-	-	-	-
Purchases of minerals in place	5,841	12,623	-	4,588	-	-	(1,546)	-	21,506
Sales of minerals in place	-	-	-	(163)	-	-	-	-	(163)
Revisions in previous quantity estimates	(1,148)	(470)	(1,267)	(31,777)	(2,234)	1	32,974	-	(3,921)
Previously estimated development costs incurred	-	-	-	776	123	103	(476)	-	526
Net changes in income taxes	1,649	-	-	-	-	-	-	(9,977)	(8,328)
Accretion of discount	855	347	1,084	6,886	595	284	(6,397)	-	3,654
Changes in timing and other	457	(515)	(314)	-	-	-	(688)	-	(1,060)

Standardized measure, end of year	$8,586	$13,805	$11,609	$26,056	$1,864	$1,817	$(17,541)	$(9,977)	$36,219